                                                                   Exhibit 25.1

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =
                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|
                           ---------------------------

                            BNY MIDWEST TRUST COMPANY
                 (formerly known as CTC Illinois Trust Company)
               (Exact name of trustee as specified in its charter)


Illinois                                            36-3800435
(State of incorporation                             (I.R.S. employer
if not a U.S. national bank)                        identification no.)

2 North LaSalle Street
Suite 1020
Chicago, Illinois                                   60602
(Address of principal executive offices)            (Zip code)

                         ---------------------------

                         THE MANITOWOC COMPANY, INC.
             (Exact name of obligor as specified in its charter)

Wisconsin                                          39-0448110
(State or other jurisdiction of                    (I.R.S. employer
incorporation or organization)                     identification no.)


                          ADDITIONAL CO-REGISTRANTS

Marinette Marine Corporation.......................         Wisconsin       39-0451225
Manitowoc Foodservice Companies, Inc...............          Nevada         88-0369684
Manitowoc Crane Companies, Inc.....................          Nevada         88-0369683
Manitowoc FP, Inc..................................          Nevada         88-0369687
Manitowoc CP, Inc..................................          Nevada         88-0369686
Diversified Refrigeration, Inc.....................         Tennessee       62-1276418

KMT Refrigeration, Inc.............................         Wisconsin       39-1863487
Hartford Duracool, LLC.............................         Wisconsin       52-2226739
KMT Sales Corp.....................................          Nevada         62-1742336
Manitowoc Beverage Systems, Inc....................          Nevada         06-1530881
Manitowoc Equipment Works, Inc.....................          Nevada         39-1775032
Manitowoc Ice, Inc.................................         Wisconsin       39-1863489
SerVend Sales Corp.................................          Nevada         35-2050079
Femco Machine Company, Inc.........................          Nevada         39-1780976
Manitowoc Cranes, Inc..............................         Wisconsin       39-1863488
Manitowoc MEC, Inc.................................          Nevada         39-1775033
Manitowoc Re-Manufacturing, Inc....................         Wisconsin       36-3536154
North Central Crane & Excavator Sales Corp.........          Nevada         36-3075255
West-Manitowoc, Inc................................         Wisconsin       39-1769651
Environmental Rehab, Inc...........................         Wisconsin       39-1626922
Manitowoc Crane & Shovel Sales Corp................           Ohio             NONE
Manitowoc Western Company..........................         Wisconsin       94-3047618
Manitowoc Marine Group, LLC........................          Nevada         39-1947771
Potain Corporation.................................         Delaware        65-0923259
Manitowoc Beverage Equipment, Inc.
     (f/k/a "Multiplex Company, Inc.," and successor to
     SerVend International, Inc.)..................         Missouri        39-1987754
Grove Investors, Inc...............................         Delaware        25-1896049
Grove Holdings, Inc................................         Delaware        25-1894200
Grove Worldwide, Inc...............................         Delaware        25-1896048
Grove U. S. LLC....................................         Delaware        23-2955767
Crane Acquisition Corp.............................         Delaware        52-2089451
Crane Holding Inc..................................         Delaware        51-0305209

500 South 16th Street
Manitowoc, WI                                      54221-0066
(Address of principal executive offices)           (Zip code)


                         ---------------------------



                  10 1/2% Senior Subordinated Notes due 2012
                     (Title of the indenture securities)

=  = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

1.  GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

      (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

---------------------------------------------------------------------------

               Name                                    Address
---------------------------------------------------------------------------

      Office of Banks & Trust               500 E. Monroe Street
      Companies of the State of Illinois    Springfield, Illinois 62701-1532
      Federal Reserve Bank of Chicago       230 S. LaSalle Street
                                            Chicago, Illinois 60603

      (b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

      Yes.

2.  AFFILIATIONS WITH OBLIGOR.

      IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

      None.

16.  LIST OF EXHIBITS.

      EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7a-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(d).

      1. A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

      2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

      4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

      6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

      7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                  SIGNATURE


      Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 25th day of September, 2002.


                             BNY Midwest Trust Company


                             By: /S/     R. ELLWANGER
                               ----------------------------------
                                 Name:   R. ELLWANGER
                                 Title:  ASSISTANT VICE PRESIDENT

                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY MIDWEST TRUST COMPANY
                           209 WEST JACKSON BOULEVARD
                                    SUITE 700
                             CHICAGO, ILLINOIS 60606

Including the institution's domestic and foreign subsidiaries completed as of the close of business on December 31, 2001, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.


                                 ASSETS                                             THOUSANDS OF DOLLARS
                                                                                    --------------------
    1.  Cash and Due from Depository Institutions......................                  11,694
    2.  U.S. Treasury Securities.......................................                   - 0 -
    3.  Obligations of States and Political Subdivisions...............                   - 0 -
    4.  Other Bonds, Notes and Debentures..............................                   - 0 -
    5.  Corporate Stock................................................                   - 0 -
    6.  Trust Company Premises, Furniture, Fixtures and Other
        Assets Representing Trust Company Premises.....................                     363
    7.  Leases and Lease Financing Receivables.........................                   - 0 -
    8.  Accounts Receivable............................................                   4,004
    9.  Other Assets...................................................
        (Itemize amounts greater than 15% of Line 9)

                Intangible Asset - Goodwill .....................86,813

                                                                                         86,882
   10.  TOTAL ASSETS...................................................                 102,943


                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY MIDWEST TRUST COMPANY
                           209 WEST JACKSON BOULEVARD
                                    SUITE 700
                             CHICAGO, ILLINOIS 60606

                            LIABILITIES                                            THOUSANDS OF DOLLARS
                                                                                   --------------------
   11.  Accounts Payable...............................................                    - 0 -
   12.  Taxes Payable..................................................                    - 0 -
   13.  Other Liabilities for Borrowed Money...........................                   25,425
   14.  Other Liabilities..............................................
        (Itemize amounts greater than 15% of Line 14)

              Reserve for Taxes...................................3,128
              Taxes due to Parent Company.........................1,923
              Accrued Expenses....................................1,058
                                                                                           6,156
   15.  TOTAL LIABILITIES                                                                 31,581
                          EQUITY CAPITAL
   16.  Preferred Stock................................................                    - 0 -
   17.  Common Stock...................................................                    2,000
   18.  Surplus........................................................                   62,130
   19.  Reserve for Operating Expenses.................................                    - 0 -
   20.  Retained Earnings (Loss).......................................                    7,232
   21.  TOTAL EQUITY CAPITAL...........................................                   71,362
   22.  TOTAL LIABILITIES AND EQUITY CAPITAL...........................                  102,943


I,      ROBERT L. DE PAOLA, VICE PRESIDENT
   --------------------------------------------------------------------
            (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                                ROBERT L. DEPAOLA
                    ----------------------------------------

             (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me is 13th day of FEBRUARY, 2002.

My Commission expires MAY 15, 2003.

                                    JOSEPH A. GIACOBINO, Notary Public
                                    -------------------

(Notary Seal)



Person to whom Supervisory Staff should direct questions concerning this report.


         CHRISTINE ANDERSON                      (212) 503-4204
------------------------------------  ----------------------------------------
                Name                      Telephone Number (Extension)